Exhibit 10.1

                            NEW FRONTIER ENERGY, INC.
                      P.O. Box 298, Littleton, CO 80160-0298


                                                               TEL: 303-730-9994
                                                               FAX: 303-730-9985


May 10, 2006

Natural Resource Group Gathering, LLC
5632 Spotswood
Littleton, CO 80120

                           PURCHASE AND SALE AGREEMENT

     This agreement is made and entered into as a result of discussions between Chet Petrow representing Natural Resource Group Gathering, LLC ("NRGG") and Les Bates representing New Frontier Energy, Inc. ("NFE"). NRGG and NFE are referred to collectively herein sometimes as the "Parties" and individually as a "Party."

                                    RECITALS:

     WHEREAS, the NRGG is the General Partner of Slater Dome Gathering, LLLP ("SDG") and is also the owner of 12.1639 Class A Limited Partnership units (the "Units") of SDG; and

     WHEREAS, the NRGG desires to sell, and NFE desires to purchase the Units, and the Parties desire to memorialize the terms and conditions of the purchase and the sale thereof.

     NOW THEREFORE, in consideration of mutual promises and conditions hereinafter set forth, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, NRGG and NFE hereby agree as follows:

                                    ARTICLE I
                                  SALE OF UNITS
                                  -------------

     1.1 Sale and Purchase of the Units. Subject to the terms and conditions of this Agreement, at the Closing, as defined in Section 1.4 below, NRGG shall sell, transfer, convey, assign and deliver to NFE, and NFE shall purchase from NRGG, all of NRGG's right, title and interest in the Units.

     1.2 Conveyance of Units. NRGG shall convey to NFE all of NRGG's right, title and interest in and to the Units as evidenced by a bill of sale in the form attached hereto as Exhibit A (the "Bill of Sale"), executed by NRGG and delivered to NFE at the Closing.


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     1.3. Purchase Price. The purchase price for the Units will be $608,194 (the
"Purchase Price"). The Purchase Price will be paid by NFE by the issuance of a subordinated convertible debenture, substantially in the form attached hereto as Exhibit B (the "Debenture"). The Debenture will be for a term of two years, will bear interest at a rate of 2.5% per annum and the principal amount and all accrued and unpaid interest is convertible into shares of NFE's $0.001 par value common stock at a price of $2.00 per share (the "Debenture Shares"). The Debenture will be subordinate to NFE's outstanding 2.5% Convertible Debentures due July 22, 2007.

     1.4. Closing. The closing of the transactions contemplated in this Agreement shall take place simultaneously with the execution of this Agreement on February 22nd, 2006, 11:00 AM. (the "Closing" or "Closing Date") at 1789 Littleton Blvd, Littleton, CO 80120, or at another date and location as mutually agreed by the Parties in writing. The Parties agree that the Closing shall be deemed to be effective as of 12:01 a.m. on January 1, 2006 for accounting purposes as it relates to SDG's accounting for the transfer of interest. The closing for all other purposes shall be on the date closed.

                                   ARTICLE II
                       NRGG REPRESENTATIONS AND WARRANTIES
                       -----------------------------------

     NRGG represents and warrants to NFE that as of the Closing Date, the following statements contained in this Article II are correct and complete:

     2.1. Authorization. NRGG has full company power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by NRGG has been duly authorized by all requisite company action. This Agreement is the legal, valid and binding obligation of NRGG enforceable in accordance with its terms and conditions, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

     2.2. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NRGG is subject, (ii) violate any provision of the Articles of Organization or Operating Agreement of NRGG or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NRGG is a party or by which it is bound or to which any of its assets is subject. NRGG does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.



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     2.3. Consents and Approvals. No consent, approval, or authorization of, or declaration, filing, registration with, any governmental or regulatory authority or other third party is required in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

     2.4. NRGG Action. All action, approvals, waivers and consents required by NRGG to authorize, approve and consummate the transactions contemplated hereby have been taken, including, but not limited to compliance with restrictions applicable to the transfer of the Units, as more specifically set forth in
Section 14.2 of SDG's limited liability limited partnership agreement.

     2.5. Litigation. No action, suit, proceeding or investigation is pending against NRGG. NRGG has not received notice of any threatened action, suit, proceeding or investigation against NRGG, which could reasonably be expected, either individually or in the aggregate, to result in any liability on the part of NRGG, and there is no action relating to the Units by NRGG currently pending or which NRGG intends to initiate. Furthermore, NRGG is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     2.6. Title to Units. NRGG has good and marketable title to the Units, subject to no mortgage, pledge, lien, encumbrance, security interest, restrictions on transfer or charge of any kind. Upon NRGG's transfer of the Units, NFE will, as a result, receive good and marketable title to the Units purchased, free and clear of all liens and encumbrances, subject to applicable state and federal securities laws.

     2.7. No Other Agreement. NRGG does not have any contract, agreement, arrangement or understanding with respect to the sale or other disposition of any of the Units, except as set forth in this Agreement.

     2.8. Investment. NRGG (i) understands that the Debenture and the Debenture Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) are acquiring the Debenture and the Debenture Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) have received certain information concerning NFE and has had the opportunity to obtain additional information and ask questions of to is satisfaction in order to evaluate the merits and the risks inherent in holding the Debenture and the Debenture Shares, and (v) are able to bear the economic risk and lack of liquidity in holding the Debenture and the Debenture Shares. Further, NRGG understands and agrees that the Debenture and the Debenture Shares may not be sold, transferred for value, pledged, hypothecated, or otherwise encumbered in the absence of an effective registration of them under the Securities Act, and/or the securities laws of any applicable state or in the absence of an opinion of counsel acceptable to NFE that such registration is not required under such act or acts. NRGG is further aware that the Debenture and the certificates, when issued evidencing the Debenture Shares, will include a legend setting forth the above-described restrictions.



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     2.9. Restrictive Legend. NRGG hereby agrees that the certificates evidencing the Debentures and the Debenture Shares will bear the following restrictive legend:

          "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under the securities laws of any state. They may not be sold, offered for sale or hypothecated in the absence of a registration statement in effect with respect to the securities under such act or an opinion of counsel reasonably satisfactory to the company that such registration is not required pursuant to a valid exemption therefrom under the Securities Act.

     2.10 Review of Agreement. NRGG has thoroughly read this Agreement and has had the opportunity to review this Agreement with a competent legal and/or financial professional advisor of its choice.

     2.11 Possible Future Appreciation of Units. NRGG understands that by transferring the Units to NFE, NRGG may be foregoing the possibility of substantial appreciation in the future with regard to the Units. NRGG has determined, after making the inquiries referred to in this Agreement and after consideration of all material and significant facts relating to NFE, that the purchase price outlined above is reasonable and fair. NRGG acknowledges that this determination of value is the result of arms-length negotiations with NFE.

     2.12. Subordinate. NRGG understands that the Debenture is subject to Subordination of payments of principal and interest to NFE's outstanding 2.5% Convertible Debentures due July 22, 2007.

     2.13 Indemnification. NRGG acknowledges that it understands the meaning and legal consequences of the representations and warranties contained above. NRGG hereby agrees to indemnify and hold harmless NFE, and its Officers, Directors and controlling shareholders, and their affiliates, attorneys, and agents from and against any loss, damage or liability due to or arising out of a breach of any representation or warranty of NRGG contained in this Agreement. With regard to claims for which indemnification is payable hereunder, such indemnification shall be paid promptly NRGG upon demand by NFE.

                                   ARTICLE III
                       NFE REPRESENTATIONS AND WARRANTIES
                       ----------------------------------

     NFE hereby represents and warrants to NFE that as of the Closing Date, the following statements contained in this Article III are correct and complete:


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     3.1. Authorization. NFE has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement by NFE has been duly authorized by all requisite corporate action. This Agreement is the legal, valid and binding obligation of NFE enforceable in accordance with its terms and conditions, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

                                   ARTICLE IV
                                    COVENANTS
                                    ---------

     4.1. Full Access and Information; Confidentiality. Prior to the Closing of the transactions contemplated by this Agreement, NRGG has given to NFE and its representatives reasonable access to NRGG's properties, books, records, contracts and commitments, as NFE has reasonably requested, and NFE has furnished to NRGG and its representatives all such information and documents relating to NFE as NRGG has reasonably requested. Each of the Parties will treat, and will cause its representatives to treat, all information that they received in connection with the transaction contemplated herein, if not in the public domain, as confidential.

     4.2 Regulatory Filings. Each of the Parties has given or will give all notices to and made any necessary filings with governments and governmental agencies.

     4.3 Post-Closing Covenant. If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of NRGG and NFE will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request.

                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

     5.1. Costs. Each party shall bear all the costs incurred by it in the transactions contemplated in this Agreement.

     5.2. Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein contain every obligation and understanding between the Parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the Parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

     5.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

     5.4 Amendment. This Agreement may not be altered or amended, nor any rights or conditions hereunder waived, except by mutual agreement of the Parties in writing.

         5.5 Further Assurances. The Parties to this Agreement shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such documents and instruments and shall take other action as may be necessary or advisable to carry out their respective obligations under this Agreement.

     5.6 Assignment. No party may assign its rights or delegate its duties or obligations under this Agreement without prior written consent of the other party.

     5.7 Headings. The headings of the articles and sections of the Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     5.8 Governing Law/Venue. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts of the state of Colorado. The Parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the Parties relating to this Agreement or the transactions contemplated hereby. The Parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

     5.9 Survival. All of the covenants, agreements, representations and warranties set forth in this Agreement shall survive the Closing.

     5.10 Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original instrument, all of which together shall constitute one and the same Agreement.

     5.11. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

     5.12 Waiver and Severability. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing.

     5.13 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

     5.14 Participation of Parties. The Parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         5.15 Disclosure and Waiver of Conflicts. The Parties acknowledge and agree that Henry F. Schlueter of Schlueter & Associates, P.C. the attorney that prepared this Agreement (the "Attorney") has advised the Parties in the past and that the Attorney represents NFE. Notwithstanding the foregoing, the Parties jointly and severally forever waive any claim that the Attorney's representation of NFE or preparation of this Agreement constitutes a conflict of interest. Further, each of the Parties acknowledge that they have executed conflict waiver letters for the benefit of Attorney in connection with this transaction.




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



     IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the 10th of May 2006.


Purchaser:                                  Seller:
NEW FRONTIER ENERGY, INC.                   NATURAL RESOURCES
                                            GROUP GATHERING, LLP

BY: /s/ Les Bates                           BY: /s/ Chester Petrow
    ------------------------------              ------------------
    Les Bates                                   Chester Petrow
    TITLE: Chief Financial Officer              Title:  Manager










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